                                                                     Exhibit 2.2

                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                      AMONG

                        SUPERSHUTTLE INTERNATIONAL, INC.,

                      SUPERSHUTTLE ACQUISITION COMPANY II,

                          TAMARACK TRANSPORTATION, INC.

                                       AND

                      THE SHAREHOLDERS LISTED ON SCHEDULE 1

                                 MARCH 31, 1998

                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

ARTICLE 1

         THE MERGER..........................................................  1
         1.1  The Merger, Incidental Transactions............................  1
         1.2  Effect of the Merger...........................................  2
         1.3  Consummation of the Merger.....................................  2
         1.4  Articles of Incorporation and Bylaws; Directors and Officers...  3
         1.5  Conversion of Securities.......................................  3
         1.6  No Fractional Shares...........................................  3
         1.7  Exchange for Merger Consideration..............................  4
         1.8  Closing of Tamarack Transfer Books.............................  4
         1.9  Dissenter's Rights.............................................  4
         1.10 Lost, Stolen or Destroyed Certificates.........................  5
         1.11 Taking of Necessary Action; Further Action.....................  5
         1.12 Escrow.........................................................  5
         1.13 Effective Date; Closing........................................  5

ARTICLE 2

         REPRESENTATIONS AND WARRANTIES OF SUPERSHUTTLE
         AND MERGER SUB......................................................  5
         2.1  Organization and Qualification.................................  5
         2.2  Authority Relative to This Agreement...........................  6
         2.3  Capitalization.................................................  6
         2.4  Financial Statements...........................................  7
         2.5  Subsidiaries; Merger Sub.......................................  7
         2.6  Absence of Undisclosed Liabilities.............................  7
         2.7  No Material Adverse Changes....................................  7
         2.8  Absence of Certain Developments................................  7
         2.9  Title to and Condition of Properties...........................  8
         2.10 Environmental Matters..........................................  8
         2.11 Accounts Receivable............................................  9
         2.12 Tax Matters....................................................  9
         2.13 Contracts and Commitments......................................  9
         2.14 Restrictions on Business Activities............................ 10
         2.15 Intellectual Property Rights................................... 10
         2.16 Litigation..................................................... 11
         2.17 Brokers' Fees.................................................. 11
         2.18 Compliance With Laws; Permits; Certain Operations.............. 11
         2.19 Disclosure..................................................... 12

ARTICLE 3

 REPRESENTATIONS AND WARRANTIES OF TAMARACK
 AND THE SHAREHOLDERS..................................................... 12
 3.1  Organization and Qualification...................................... 12
 3.2  Authority Relative to This Agreement................................ 12
 3.3  Capitalization...................................................... 13
 3.4  Financial Statements................................................ 13
 3.5  Subsidiaries........................................................ 14
 3.6  Absence of Undisclosed Liabilities.................................. 14
 3.7  No Material Adverse Changes......................................... 14
 3.8  Absence of Certain Developments..................................... 14
 3.9  Title to and Condition of Properties................................ 16
 3.10 Environmental Matters............................................... 17
 3.11 Accounts Receivable................................................. 17
 3.12 Tax Matters......................................................... 17
 3.13 Contracts and Commitments........................................... 18
 3.14 Restrictions on Business Activities................................. 19
 3.15 Intellectual Property Rights........................................ 19
 3.16 Litigation.......................................................... 20
 3.17 Brokers' Fees....................................................... 20
 3.18 Employment.......................................................... 20
 3.19 Employee Benefit Plans.............................................. 20
 3.20 Insurance........................................................... 21
 3.21 Insider Transactions................................................ 22
 3.22 Compliance With Laws; Permits; Certain Operations................... 22
 3.23 Disclosure.......................................................... 22
 3.24 Minute Books........................................................ 22

ARTICLE 4

 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS................ 23
 4.1 Organization, Standing and Authority of Shareholders................. 23
 4.2 Execution and Delivery; No Conflicts................................. 23
 4.3 Consents and Approvals............................................... 23
 4.4 Brokers.............................................................. 23
 4.5 Securities Laws Compliance........................................... 24
 4.6 Shareholder Experience and Investment Representations................ 24

ARTICLE 5

 CONDUCT PENDING AND SUBSEQUENT TO THE MERGER............................. 25
 5.1 Conduct of Business Pending the Merger............................... 25
 5.2 Conduct Subsequent to the Merger..................................... 26

ARTICLE 6

 ADDITIONAL AGREEMENTS.................................................... 27
 6.1  Shareholders' Meeting............................................... 27
 6.2  Expenses............................................................ 28
 6.3  No Negotiations..................................................... 28
 6.4  Notification of Certain Matters..................................... 28
 6.5  Access to Information; Confidentiality.............................. 28
 6.6  Consents; Approvals................................................. 28
 6.7  Supplements to Disclosure Schedules................................. 29
 6.8  Non-Solicitation of Employees....................................... 29
 6.9  Election of Directors............................................... 29
 6.10 Confidential Information and Covenant Not To Compete................ 29

ARTICLE 7

 CONDITIONS............................................................... 31
 7.1 Conditions to Obligations of Each Party to Effect the Merger......... 31
 7.2 Additional Conditions to Obligations of SuperShuttle and Merger Sub.. 32
 7.3 Additional Conditions to Obligations of Tamarack..................... 33
 7.4 Conditions Subsequent to the Merger.................................. 34

ARTICLE 8

 TERMINATION, AMENDMENT AND WAIVER........................................ 35
 8.1 Termination.......................................................... 35
 8.2 Effect of Termination................................................ 35
 8.3 Amendment............................................................ 35
 8.4 Waiver............................................................... 36

ARTICLE 9

 GENERAL PROVISIONS....................................................... 36
 9.1  Survival of Representations and Warranties.......................... 36
 9.2  Public Announcements................................................ 36
 9.3  Notices............................................................. 36
 9.4  Interpretation...................................................... 37
 9.5  Schedules and Exhibits.............................................. 37
 9.6  Severability........................................................ 37
 9.7  Jurisdiction; Venue; Service of Process............................. 37
 9.8  Waiver of Jury Trial................................................ 38
 9.9  Miscellaneous....................................................... 38

 SIGNATURE PAGE........................................................... 39

                         INDEX OF EXHIBITS AND SCHEDULES

Exhibit "A"    Articles of Incorporation of the Surviving Corporation

Exhibit "B"    Bylaws of the Surviving Corporation

Exhibit "C"    Designated Officers and Directors of the Surviving Corporation

Exhibit "D"    Employment Agreement

Exhibit "E"    Registration Rights Agreement

Exhibit "F"    Escrow Agreement

Exhibit "1.1"  Agreement and Plan of Merger

Schedule "1"   Tamarack Shareholders and Common Stock Ownership

Schedule "1.1" List of Assets and Method of Transfer

                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is made as of March 31, 1998 by and among SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation ("SuperShuttle"); SUPERSHUTTLE ACQUISITION COMPANY II, an Arizona corporation and a wholly owned subsidiary of SuperShuttle ("Merger Sub"); TAMARACK TRANSPORTATION, INC., a California corporation ("Tamarack"); and those Tamarack shareholders listed on Schedule "1" hereto (collectively, the "Shareholders" and, individually, a "Shareholder").

                                    RECITALS

         A. SuperShuttle and Tamarack are parties to a letter agreement dated March 2, 1998 (the "Letter of Intent"), which contemplates the acquisition by SuperShuttle of all of the outstanding capital stock of Tamarack.

         B. SuperShuttle has caused the formation of Merger Sub for the purpose of effecting the acquisition through a reverse triangular merger with and into Tamarack.

         C. The Shareholders currently and collectively own all of the issued and outstanding shares of capital stock of Tamarack, with each Shareholder owning the number of shares set forth opposite such Shareholder's name on
Schedule 1.

         D. The Shareholders are joined herein for purposes of affirming the representations and warranties made in Article 3, and to otherwise be bound hereto for the obligations of Tamarack for which they are jointly and severally liable.

         E. The parties have determined that it is in their respective interests to merge Merger Sub with and into Tamarack (the "Merger") and to undertake such other actions described herein, all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         The respective boards of directors of SuperShuttle, Merger Sub and Tamarack have, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan/agreement of merger required by Section 1108 of the California Corporations Code, as amended (the "California Law") and Section 10-1107 of the Arizona Business Corporation Act, as amended (the "Arizona Law") (collectively, the "Merger Statutes"), in connection with the Merger:

         1.1 The Merger, Incidental Transactions. At the Effective Time (as defined in Section

1.3), in accordance with this Agreement, the Agreement and Plan of Merger attached hereto as Exhibit "1.1" and the Merger Statutes, Merger Sub shall be merged with and into Tamarack. The separate corporate existence of Merger Sub (except as such existence may be continued by operation of law) shall cease, and Tamarack shall continue as the surviving corporation. Tamarack, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation." The parties shall use their reasonable best efforts to undertake a corporate name change for the Surviving Corporation with the California Secretary of State to "SuperShuttle Los Angeles, Inc." when expedient to do so considering the California Public Utilities Commission (the "PUC") process, among other factors.

                  As an incident to the Merger transactions and as a predicate and condition to them, certain assets are required to be transferred into Tamarack or other accommodations made in order to effect the purpose of allowing the Surviving Corporation to operate the business of Tamarack as presently conducted. In this regard, the assets described on Schedule 1.1 attached hereto and incorporated by reference herein shall be transferred in the manner contemplated by Schedule 1.1 immediately prior to the Effective Time. It is acknowledged by the parties hereto that any and all radio frequencies, real estate interests, permits, and similar assets necessary to the conduct of the business of Tamarack immediately prior to the Effective Time shall be and become the property of the Surviving Corporation effective upon the Merger through the processes described on Schedule 1.1 without any further form of consideration or payment owing to Tamarack or any of the Shareholders. The transactions contemplated by Schedule 1.1 are a fundamental part of this Agreement and the consummation of those transactions is a condition to the effectiveness of the Merger.

         1.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of each of Merger Sub and Tamarack (collectively, the "Constituent Corporations"); all property, real, personal and mixed, and all debts, liabilities and duties due on whatever account, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for liabilities and obligations of each of the Constituent Corporations, in each case in accordance with the Merger Statutes.

         1.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Sections 7.1, 7.2 and 7.3 of Article 7, the parties hereto shall cause the Agreement and Articles of Merger to be delivered to the Arizona Corporation Commission of the State of Arizona and the Agreement and officers' certificates of each Constituent Corporation to be delivered to the Secretary of State of the State of California, in such form as required by and executed in accordance with the Arizona Law and the California Law, respectively. The Merger shall be effective at such time as such documents are duly filed with (i) the Arizona Corporation Commission of the State of Arizona, and (ii) the Secretary of State of the State of California, which filings shall be made reasonably simultaneously. The date and time when the Merger shall become effective is referred to as the "Effective Time." It is contemplated that the conditions to consummation of the Merger will be satisfied, if at all, on or before March 31, 1998, and that the Effective Time shall be as soon as practicable following the satisfaction of the conditions set forth in Sections 7.1, 7.2 and 7.3 of Article 7 hereof on or before March 31, 1998.

         1.4 Articles of Incorporation and Bylaws; Directors and Officers. The Articles of Incorporation and the Bylaws of the Surviving Corporation shall be restated in the forms of Exhibits "A" and "B" hereto and incorporated herein. The persons identified on Exhibit "C" shall be the directors and officers of the Surviving Corporation at the Effective Time.

         1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Tamarack or the holders of any of the following securities:

                  (a) Each share of Common Stock, no par value, of Tamarack (the "Tamarack Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be canceled and extinguished and the total number of outstanding shares of Tamarack Common Stock shall be converted into and become a right to receive 731,621 shares of Common Stock, $0.01 par value per share, of SuperShuttle (the "SuperShuttle Common Stock") (the "Exchange Ratio"), payable to the Shareholders pro rata to their Tamarack Common Stock ownership as reflected on Schedule 1. The aggregate number of shares of SuperShuttle Common Stock to be issued in order to give effect to this provision will represent approximately eleven percent (11%) of the total number of outstanding shares of SuperShuttle Common Stock when issued.

                  (b) Each share of Tamarack Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of Tamarack shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

                  (c) Each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (d) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into SuperShuttle Common Stock or Tamarack Common Stock), reorganization, recapitalization or other like change with respect to SuperShuttle Common Stock or Tamarack Common Stock occurring after the date hereof and prior to the Effective Time, but shall not be adjusted for the exercise or conversion of any outstanding SuperShuttle securities convertible into SuperShuttle Common Stock.

         1.6 No Fractional Shares. No fractional shares of SuperShuttle Common Stock shall be issued. Fractional shares of such stock shall be rounded to the nearest whole share.

1.7 Exchange for Merger Consideration. At the Effective Time, each of the Shareholders shall surrender the certificate or certificates representing shares of Tamarack Common Stock to SuperShuttle. Promptly following surrender, SuperShuttle shall issue the SuperShuttle Common Stock payable to the Shareholders pursuant to Section 1.5. The certificates of Tamarack Common Stock surrendered to SuperShuttle shall be duly endorsed and otherwise in proper form for transfer as SuperShuttle may require. SuperShuttle shall not be obligated to deliver the consideration to which any Shareholder is entitled as a result of the Merger until such Shareholder surrenders his or her certificate or certificates representing the shares of Tamarack Common Stock to be exchanged. After the Effective Time, each outstanding certificate or certificates that represented shares of Tamarack Common Stock as of the Effective Time shall be deemed for all corporate purposes to evidence only the right of the holder thereof to receive such person's share of the consideration calculated pursuant to Section 1.5 in exchange therefor. No interest shall be paid or accrued on any consideration payable upon the surrender of the certificates.

         1.8 Closing of Tamarack Transfer Books. At the Effective Time, the stock transfer books of Tamarack shall be closed and no transfer of shares of Tamarack Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made (except as provided for or contemplated in Section
1.5 above).

         1.9      Dissenter's Rights.  Subject to Section  7.2(e):

                  (a) Any shares of capital stock of Tamarack held by a holder who has exercised dissenters' rights for such shares in accordance with Chapter 13 of the California Corporations Code and who, as of the Effective Time, has not effectively withdrawn or lost (through failure to perfect or otherwise) such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive SuperShuttle Common Stock pursuant to Section 1.5 but the holder thereof shall only be entitled to such rights as are granted by applicable corporate law.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose his dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger consideration set forth in Section 1.5, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

                  (c) Tamarack shall give SuperShuttle (i) prompt notice of any written demands received by Tamarack to require Tamarack to purchase shares of capital stock of Tamarack, withdrawals of such demands, and any other instruments served pursuant to Chapter 13 of the California Corporations Code and received by Tamarack and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Tamarack shall not, except with the prior written consent of SuperShuttle, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

         1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of Tamarack Common Stock shall have been lost, stolen or destroyed, SuperShuttle shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of SuperShuttle Common Stock as required pursuant to Sections 1.5 and 1.6; provided, however, that SuperShuttle may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnity agreement in such form as SuperShuttle may reasonably direct as indemnity against any claim that may be made against SuperShuttle with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 Taking of Necessary Action; Further Action. SuperShuttle and Merger Sub, on the one hand, and Tamarack on the other hand, shall use reasonable best efforts to take all such actions (including, without limitation, actions to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, or fully subject the Surviving Corporation to all liabilities and obligations of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such lawful and necessary actions.

         1.12 Escrow. Concurrent with the filing of the Articles, officers' certificates and Agreement of Merger as set forth in Section 1.3 above, the parties shall deliver the stock certificates of SuperShuttle and Tamarack to be exchanged to an escrow agent (the "Escrow Agent") to hold in escrow pending the Closing (as defined in Section 1.13), subject to the terms of the Escrow Agreement, a copy of which is attached hereto as Exhibit "F."

         1.13 Effective Date; Closing. The Effective Date of this Agreement shall be March 31, 1998. The Closing of the transactions contemplated by this Agreement shall occur upon the satisfaction of the conditions set forth in
Article 7 of this Agreement, all of which conditions shall be satisfied on or before the Closing Date or such other date as required by the applicable conditions, and the escrow is broken.

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF SUPERSHUTTLE

                                 AND MERGER SUB

         SuperShuttle and Merger Sub hereby represent and warrant to Tamarack as of the date hereof, and again at the Effective Time (subject to any changes permitted or contemplated hereby), each of the following, except to the extent set forth in the disclosure schedule that has been delivered to Tamarack hereunder (the "SuperShuttle Disclosure Schedule"):

         2.1 Organization and Qualification. Each of SuperShuttle and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Arizona, respectively, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties or ability to conduct the business currently conducted by it. The copies of the Certificate of Incorporation, Articles of Incorporation and Bylaws of SuperShuttle and Merger Sub previously furnished to Tamarack are correct and complete and reflect all amendments thereto.

         2.2 Authority Relative to This Agreement. Each of SuperShuttle and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by SuperShuttle and Merger Sub and the consummation by SuperShuttle and Merger Sub of the transactions contemplated hereby have been duly authorized by SuperShuttle and Merger Sub, and no other corporate proceedings on the part of SuperShuttle or Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by SuperShuttle and Merger Sub and, assuming the due authorization, execution and delivery by Tamarack, constitutes a valid and binding obligation of each, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Except as set forth in the SuperShuttle Disclosure Schedule, neither SuperShuttle nor Merger Sub is subject to, or obligated under, any provision of (a) its Articles or Certificate of Incorporation or Bylaws, (b) any material agreement, arrangement or understanding, (c) any material license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. Except for such filings to be made pursuant to the Merger Statutes in order to effect the Merger, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of SuperShuttle or Merger Sub for the consummation by SuperShuttle and Merger Sub of the transactions contemplated by this Agreement.

         2.3 Capitalization. The authorized equity capitalization of SuperShuttle consists of 20,000,000 shares of SuperShuttle Common Stock and 5,000,000 shares of Preferred Stock, $0.01 par value per share ("SuperShuttle Preferred Stock"). As of March 31, 1998, 2,760,860 shares of SuperShuttle Common Stock and 479,475 shares of SuperShuttle Preferred Stock are issued and outstanding, all of which shares are validly issued, fully paid and nonassessable. As of the date hereof, 1,000 shares of Common Stock, $0.01 par value per share, of Merger Sub ("Merger Sub Common Stock") were issued and outstanding, all of which shares are validly issued, fully paid and nonassessable and owned by SuperShuttle.

         There are no obligations, contingent or otherwise, of SuperShuttle or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of SuperShuttle Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. All of the outstanding shares of capital stock of each of SuperShuttle's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the

SuperShuttle Disclosure Schedule, all such shares are owned by SuperShuttle free and clear of all security interests, liens, claims, pledges, agreements, limitations in SuperShuttle's voting rights, charges or other encumbrances of any nature whatsoever.

         2.4 Financial Statements. SuperShuttle has delivered a balance sheet dated as of January 31, 1998, and other financial statements for the years ended September 30, 1997 and September 30, 1996 to Tamarack (collectively, the "SuperShuttle Financial Statements.") The SuperShuttle Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly the consolidated financial position, results of operations, and cash flows of SuperShuttle and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end accounting adjustments and the absence of complete footnote disclosure.

         2.5 Subsidiaries; Merger Sub. Except as set forth in the SuperShuttle Disclosure Schedule, SuperShuttle does not have any subsidiaries and does not otherwise own any stock, partnership interest, joint venture interest, or any other security issued by or equity interest in any other corporation, organization or entity. For purposes hereof, the term "subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are owned directly or indirectly by a party. Merger Sub is not subject to any liabilities, obligations or claims, whether absolute or contingent, liquidated or unliquidated. Merger Sub was formed solely for the purpose of consummating the transactions contemplated by this Agreement and has not engaged in any business or other activities for any other purpose. Unless the context requires otherwise, the term "SuperShuttle" shall hereafter refer to SuperShuttle and/or its Subsidiaries.

         2.6 Absence of Undisclosed Liabilities. SuperShuttle has no obligations or liabilities (whether accrued, absolute, contingent, liquidated, unliquidated or otherwise, whether due or to become due and regardless of when asserted), except (a) obligations under contracts or commitments described in Section 2.6 of the SuperShuttle Disclosure Schedule; (b) liabilities reflected on the balance sheet of SuperShuttle as of January 31, 1998 (the "January 31, 1998 SuperShuttle Balance Sheet") included in the SuperShuttle Financial Statements;
(c) liabilities which have arisen in the ordinary course of business after December 31, 1997 (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit); and (d) liabilities which are not material in scope or amount.

         2.7 No Material Adverse Changes. Except as set forth in the SuperShuttle Disclosure Schedule, since December 31, 1997, there has not been any material adverse change in the assets, financial condition or operating results of SuperShuttle, other than the effect of the businesses acquired since that date.

         2.8 Absence of Certain Developments. Except as set forth in the SuperShuttle Disclosure Schedule or except as contemplated in this Agreement, since December 31, 1997, SuperShuttle has not:

                  (a) changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets;

                  (b) borrowed any amount under existing lines of credit or otherwise or incurred or become subject to any indebtedness, except as reasonably necessary for the ordinary operation of SuperShuttle's business and in a manner and in amounts that are in keeping with the historical practice of SuperShuttle;

                  (c) discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities and related liens (or current installments due on intermediate or long-term liabilities) paid or satisfied in the ordinary course of business;

                  (d) materially changed the pricing or royalties set or charged by SuperShuttle to its customers or licensees or agreed to any material change in the pricing or royalties set or charged by persons who have licensed Intellectual Property Rights (as described in Section 2.15) to SuperShuttle; or

                  (e) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance.

         2.9 Title to and Condition of Properties. SuperShuttle owns good and marketable title to the properties and assets reflected on the December 31, 1997 SuperShuttle Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens described in Section 2.6 of the SuperShuttle Disclosure Schedule, (C) the properties subject to the leases set forth in Section 2.9 of the SuperShuttle Disclosure Schedule, and (D) assets disposed of since December 31, 1997, in the ordinary course of business.

         2.10 Environmental Matters. Except as set forth in the SuperShuttle Disclosure Schedule, SuperShuttle (i) has obtained all applicable permits, licenses and other authorizations (a list of which is set forth in the SuperShuttle Disclosure Schedule) which are required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by SuperShuttle (or its agents); (ii) is in compliance with all terms and conditions of any required permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has it received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from SuperShuttle's (or any agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; (iv) has taken all actions necessary under applicable requirements of such federal, state or local laws, rules or regulations to register any products or materials required to be registered by SuperShuttle (or its agents) thereunder; and (v) has neither disposed of nor handled any hazardous substance.

         2.11 Accounts Receivable. SuperShuttle's notes and accounts receivable recorded on the January 31, 1998 SuperShuttle Balance Sheet arose in the ordinary course of business and are carried at values determined in accordance with generally accepted accounting principles consistently applied.

         2.12 Tax Matters. Except as set forth in the SuperShuttle Disclosure Schedule, SuperShuttle has filed all federal, foreign, state, county and local income, excise, property, sales and other tax returns which are required to be filed by it for all periods prior to the Effective Time, and all such returns are true and correct; all taxes due and payable by SuperShuttle (whether or not shown on any tax return) for all periods prior to the Effective Time have been paid; SuperShuttle's reserves and provisions for taxes on the balance sheets included in the SuperShuttle Financial Statements are sufficient for all accrued and unpaid taxes as of the dates of such balance sheets; SuperShuttle has paid all taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee, creditor, or third party; SuperShuttle has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency; to the best knowledge of SuperShuttle, the assessment of any additional taxes relating to SuperShuttle for periods for which returns have been filed is not expected; and SuperShuttle has not received notice of any unresolved questions or claims concerning the tax liability of SuperShuttle. SuperShuttle has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" as defined in Section 341(f)(4) of the Code) owned by SuperShuttle. SuperShuttle (i) is not and has not been a member of an affiliated group filing a consolidated federal income tax return (other than an affiliated group the common parent of which was SuperShuttle) and (ii) does not have any liability for taxes of any person (other than SuperShuttle) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise. SuperShuttle is not a party to a tax sharing or allocation agreement nor does SuperShuttle owe any amount under any such agreement. SuperShuttle is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that, either in whole or in part, would be nondeductible under Sections 280G or 162 of the Code. SuperShuttle has not been a "United States real property holding corporation" (within the meaning of Section 897(c)(2) of the Code) at any time within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         2.13     Contracts and Commitments.

                  (a) Except as set forth in the SuperShuttle Disclosure Schedule, SuperShuttle is not a party to any agreement, contract, plan or guaranty as set forth herein that is material to the conduct of its business as a whole. The condition of materiality underlies each of the following items: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) medical insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, employee, or other person on a full-time or consulting basis or relative to severance pay or change-in-control benefits for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $100,000 or to mortgaging, pledging or otherwise placing a lien on any assets of SuperShuttle which has a fair market value in excess of $100,000 in the aggregate; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal; (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $100,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $100,000; (x) other contract or group of related contracts with the same party continuing over a period of more than twelve (12) months from the date or dates thereof or involving more than $100,000; (xi) material contract relating to the distribution of SuperShuttle's products; (xii) franchise agreement; or (xiii) other agreement material to SuperShuttle's business or not entered into in the ordinary course of business.

                  (b) Except as specifically disclosed in the SuperShuttle Disclosure Schedule: (i) SuperShuttle's relations with customers and suppliers are current and good; (ii) since the date of the December 31, 1997 SuperShuttle Balance Sheet, no significant customer or supplier has indicated that it will stop or materially decrease the rate of business done with SuperShuttle, except for changes in the ordinary course of SuperShuttle's business; (iii) SuperShuttle has performed all material obligations required to be performed by it in connection with the contracts or commitments described herein and SuperShuttle has not been advised of or received any claim of default under any such contract or commitment; (iv) SuperShuttle has no present expectation or intention of not fully performing any obligation pursuant to any contract or commitment; and (v) SuperShuttle has no knowledge of any breach or anticipated breach by any other party to any contract or commitment.

         2.14 Restrictions on Business Activities. Except as set forth in the SuperShuttle Disclosure Schedule, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which SuperShuttle is a party or otherwise binding on SuperShuttle which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of SuperShuttle.

         2.15     Intellectual Property Rights.

                  (a) The SuperShuttle Disclosure Schedule lists all of SuperShuttle's federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights, and all pending applications for any such registrations, all other trademarks and other marks, trade names and other trade rights, or in which SuperShuttle has any interest whatsoever, and all other trade secrets and other intellectual property rights, whether or not registered, created or used by or on behalf of SuperShuttle, in each case relating to its business (collectively, "Intellectual Property Rights"). The Intellectual Property Rights listed in the SuperShuttle Disclosure Schedule are all those used by SuperShuttle in connection with its business.

                  (b) No person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights. SuperShuttle has no licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Intellectual Property Rights, except as set forth in the SuperShuttle Disclosure Schedule.

                  (c) SuperShuttle owns and has the sole right to use each of the Intellectual Property Rights. None of the Intellectual Property Rights is involved in any pending or threatened litigation. SuperShuttle has not received any notice of invalidity or infringement of any rights of others with respect to such Intellectual Property Rights. SuperShuttle has taken all reasonable and prudent steps to protect the Intellectual Property Rights from infringement by any other firm, corporation, association or person. SuperShuttle's use of the Intellectual Property Rights is not infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, nor has such infringement been alleged by any third party. All of the Intellectual Property Rights are valid and enforceable rights of SuperShuttle and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

         2.16 Litigation. Except as set forth in the SuperShuttle Disclosure Schedule or the SuperShuttle Financial Statements, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of SuperShuttle, threatened against SuperShuttle, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to SuperShuttle for any of the foregoing. Except as set forth in the SuperShuttle Disclosure Schedule, SuperShuttle has not received any opinion or legal advice to the effect that SuperShuttle is exposed from a legal standpoint to any material liability. No governmental entity has at any time challenged or questioned the legal right of SuperShuttle to offer or provide any of its services in the present manner or style thereof.

         2.17 Brokers' Fees. SuperShuttle is not liable for any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

         2.18 Compliance With Laws; Permits; Certain Operations. SuperShuttle and its officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of SuperShuttle and to which SuperShuttle may be subject, and no claims have been filed against SuperShuttle alleging a violation of any such law or regulation, except as set forth in the SuperShuttle Disclosure

Schedule. Without limiting the generality of the foregoing, SuperShuttle has not violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. SuperShuttle has not given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, governmental employee or any other person in a position to assist or hinder SuperShuttle in connection with any actual or proposed transaction. SuperShuttle holds all material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business.

         2.19 Disclosure. Neither this Agreement nor any of the schedules or exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Tamarack that materially affects adversely or could reasonably be anticipated to materially affect adversely the assets, financial condition or operating results, customer, employee or supplier relations, business condition or prospects, or financing arrangements of SuperShuttle.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF TAMARACK

                              AND THE SHAREHOLDERS

         Tamarack and the Shareholders hereby represent and warrant to SuperShuttle and Merger Sub as of the date hereof, and again at the Effective Time (subject to any changes permitted or contemplated hereby), each of the following, all of which are made jointly and severally by Tamarack and the Shareholders who agree to be bound to and liable for the representations and warranties set forth below and all other obligations of Tamarack under this Agreement. Each of the following representations and warranties are qualified to the extent set forth in the disclosure schedule that has been delivered to SuperShuttle simultaneously with the execution and delivery of this Agreement (the "Tamarack Disclosure Schedule"). The Tamarack Disclosure Schedule describes exceptions to each applicable representation below by section numbers corresponding to the section number of the applicable qualified representation.

         3.1 Organization and Qualification. Tamarack is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties or ability to conduct the business currently conducted by it. The copies of the Articles of Incorporation and Bylaws of Tamarack previously furnished to SuperShuttle are correct and complete and reflect all amendments thereto.

         3.2 Authority Relative to This Agreement. Tamarack has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Tamarack and the consummation by Tamarack of the transactions contemplated hereby have been duly authorized by Tamarack, and no other corporate proceedings on the part of Tamarack are necessary to authorize this Agreement and such transactions (other than the approval of the Shareholders). This Agreement has been duly executed and delivered by Tamarack and, assuming the due authorization and delivery thereof by SuperShuttle and Merger Sub, constitutes a valid and binding obligation of Tamarack, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Except as set forth in the Tamarack Disclosure Schedule, Tamarack is not subject to, or obligated under, any provision of (a) its Articles of Incorporation or Bylaws,
(b) any material agreement, arrangement or understanding, (c) any material license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its or its subsidiaries' assets would be created, by Tamarack's execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. Except for such filings to be made pursuant to the Merger Statutes in order to effect the Merger, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Tamarack for the consummation by Tamarack of the transactions contemplated by this Agreement.

         3.3 Capitalization. The authorized equity capitalization of Tamarack consists of 100,000 shares of Common Stock. As of the date hereof, 5,000 shares of Common Stock are issued and outstanding, all of which shares are validly issued, fully paid and nonassessable. All of the issued and outstanding shares of Common Stock of Tamarack are owned by the Shareholders. Except as set forth in Section 3.3 of the Tamarack Disclosure Schedule, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Tamarack to issue or sell any shares of capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock thereof or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of Tamarack. No holders of outstanding shares of Tamarack Common Stock are entitled to any preemptive or other similar rights. There are no obligations, contingent or otherwise, of Tamarack to repurchase, redeem or otherwise acquire any shares of Tamarack or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Upon consummation of the Merger, SuperShuttle will own, directly or indirectly, the entire equity interest in Tamarack, and there will be no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Tamarack to issue or sell any shares of capital stock of Tamarack or any other corporation.

         3.4 Financial Statements. The consolidated financial statements of Tamarack for the fiscal years ended December 31, 1995, 1996 and 1997, and for the interim period ended February 28, 1998, (the "Tamarack Financial Statements") have been delivered to SuperShuttle and were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly and accurately the consolidated financial position, results of operations, and cash flows of Tamarack as of the dates and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end accounting adjustments.

         3.5 Subsidiaries. Except as set forth in the Tamarack Disclosure Schedule, Tamarack does not have any Subsidiaries and does not otherwise own any stock, partnership interest, joint venture interest, or any other security issued by or equity interest in any other corporation, organization or entity.

         3.6 Absence of Undisclosed Liabilities. Tamarack has no obligations or liabilities (whether accrued, absolute, contingent, liquidated, unliquidated or otherwise, whether due or to become due and regardless of when asserted), except
(a) obligations under contracts or commitments described in Section 3.6 of the Tamarack Disclosure Schedule; (b) liabilities reflected on the balance sheet of Tamarack as of February 28, 1998 (the "February 28, 1998 Tamarack Balance Sheet") included in the Tamarack Financial Statements; (c) liabilities which have arisen in the ordinary course of business after December 31, 1997 (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit); and (d) liabilities which are not material in scope or amount.

         3.7 No Material Adverse Changes. Except as set forth in the Tamarack Disclosure Schedule, since December 31, 1997, there has not been any material adverse change in the assets, financial condition or operating results of Tamarack, taken as a whole.

         3.8 Absence of Certain Developments. Except as set forth in the Tamarack Disclosure Schedule or except as contemplated in this Agreement, since December 31, 1997, Tamarack has not:

                  (a) changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets;

                  (b) redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared or paid any dividends or distributions with respect to any shares of its capital stock;

                  (c) issued or sold any equity securities of it, securities convertible into or exchangeable for equity securities of it, warrants, options or other rights to acquire equity securities of it, or bonds or other securities of it;

                  (d) borrowed any amount under existing lines of credit or otherwise or incurred or become subject to any indebtedness, except as reasonably necessary for the ordinary operation of Tamarack's business and in a manner and in amounts that are in keeping with the historical practice of Tamarack;

                  (e) discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities and related liens (or current installments due on intermediate or long-term liabilities) paid or satisfied in the ordinary course of business;

                  (f) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any assets of Tamarack with a fair market value in excess of $25,000 in the aggregate, except liens for current property taxes not yet due and payable;

                  (g) sold, assigned or transferred (including, without limitation, transfers to any employees, shareholders or affiliates of Tamarack) any tangible assets, except in the ordinary course of business;

                  (h) sold, assigned or transferred (including, without limitation, transfers to any employees, shareholders or affiliates of Tamarack) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any proprietary or confidential information, to any person other than SuperShuttle or Merger Sub, except in the ordinary course of business;

                  (i) materially changed the pricing or royalties set or charged by Tamarack to its customers or licensees or agreed to any material change in the pricing or royalties set or charged by persons who have licensed Intellectual Property Rights (as described in Section 3.15) to Tamarack;

                  (j) canceled, waived or compromised any right, claim or debt, other than the write-off or compromise of any account receivable in the ordinary course of business and consistent with past practice;

                  (k) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

                  (l) increased the annualized level of compensation of or granted any extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, or terminated, amended or otherwise modified any plans for the benefit of employees, except in the ordinary course of business and consistent with historical adjustments to such compensation and benefits;

                  (m) made any capital expenditures or commitments therefor, that aggregate in excess of $25,000;

                  (n) made any loans or advances to, or guarantees for the benefit of, any persons (other than advances to sales personnel in the ordinary course of business);

                  (o) engaged or agreed to engage in any extraordinary transactions or distributions, or, except in the ordinary course of business, entered into any contract, written or oral, that involves consideration or performance by Tamarack of a value exceeding $25,000 or a term exceeding twelve (12) months; or

                  (p) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.21).

         3.9 Title to and Condition of Properties.

                  (a) Tamarack owns good and marketable title to the properties and assets reflected on the December 31, 1997 Tamarack Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens described in Section 3.6 of the Tamarack Disclosure Schedule, (C) the properties subject to the leases set forth in Section 3.9(a) of the Tamarack Disclosure Schedule, and (D) assets disposed of since December 31, 1997, in the ordinary course of business.

                  (b) (i) Tamarack does not own any real estate; (ii) the properties subject to the real property leases described in Section 3.9(b) of the Tamarack Disclosure Schedule constitute all of the real estate used or occupied by Tamarack (the "Tamarack Real Estate"), and
         (iii) Tamarack Real Estate has access, sufficient for the conduct of Tamarack's business, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of Tamarack.

                  (c) The real property leases described in Section 3.9(c) of the Tamarack Disclosure Schedule are in full force and effect, and Tamarack has a valid and existing leasehold interest under each such lease for the term set forth therein. Tamarack has delivered to SuperShuttle complete and accurate copies of each of the leases and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to SuperShuttle. Tamarack is not in default, and no circumstances exist which could result in such default, under any of such leases, nor, to the knowledge of Tamarack, is any other party to any of such leases in default.

                  (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Tamarack's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. A complete list of all items of machinery and equipment used in the business of Tamarack is included as Section 3.9(d) of the Tamarack Disclosure Schedule. Tamarack owns or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business. Tamarack has delivered to SuperShuttle complete and accurate copies of all equipment leases and such leases are listed in the Tamarack Disclosure Schedule. None of such equipment leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to SuperShuttle. Tamarack is not in default, and no circumstances exist which could result in such default, under any of such equipment leases, nor, to the knowledge of Tamarack, is any other party to any of such equipment leases in default.

                  (e) Tamarack is not in any material respect in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and Tamarack has not received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by Tamarack.

         3.10 Environmental Matters. Except as set forth in the Tamarack Disclosure Schedule, Tamarack (i) has obtained all applicable permits, licenses and other authorizations (a list of which is set forth in the Tamarack Disclosure Schedule) which are required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Tamarack (or its agents); (ii) is in compliance with all terms and conditions of any required permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has it received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Tamarack's (or any agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; (iv) has taken all actions necessary under applicable requirements of such federal, state or local laws, rules or regulations to register any products or materials required to be registered by Tamarack (or its agents) thereunder; and (v) has neither disposed of nor handled any hazardous substance.

         3.11 Accounts Receivable. Tamarack's notes and accounts receivable recorded on the February 28, 1998 Tamarack Balance Sheet and those arising since the date thereof are valid and collectible in accordance with their terms, subject to no valid counterclaims or setoffs, other than to the extent of the reserves set forth on the books and records of Tamarack or as disclosed in the Tamarack Disclosure Schedule. All such accounts receivable of Tamarack arose in the ordinary course of business and are carried at values determined in accordance with generally accepted accounting principles consistently applied.

         3.12 Tax Matters. Except as set forth in the Tamarack Disclosure Schedule, Tamarack has filed all federal, foreign, state, county and local income, excise, property, sales and other tax returns which are required to be filed by it for all periods prior to the Effective Time, and all such returns are true and correct; all taxes due and payable by Tamarack (whether or not shown on any tax return) for all periods prior to the Effective Time have been paid; Tamarack's reserves and provisions for taxes on the balance sheets included in the Tamarack Financial Statements are sufficient for all accrued and unpaid taxes as of the dates of such balance sheets; Tamarack has paid all taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee, creditor, or third party; Tamarack has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency; to the best knowledge of Tamarack, the assessment of any additional taxes relating to Tamarack for periods for which returns have been filed is not expected; and Tamarack has not received notice of any unresolved questions or claims concerning the tax liability of Tamarack. Tamarack has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" as defined in Section 341(f)(4) of the
Code) owned by Tamarack. Tamarack (i) is not and has not been a member of an affiliated group filing a consolidated federal income tax return (other than an affiliated group the common parent of which was Tamarack) and (ii) does not have any liability for taxes of any person (other than Tamarack) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise. Tamarack is not a party to a tax sharing or allocation agreement nor does Tamarack owe any amount under any such agreement. Tamarack is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that, either in whole or in part, would be nondeductible under Sections 280G or 162 of the Code. Tamarack has not been a "United States real property holding corporation" (within the meaning of Section 897(c)(2) of the Code) at any time within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         3.13 Contracts and Commitments.

                  (a) Except as set forth in the Tamarack Disclosure Schedule, Tamarack is not a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) medical insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, employee, or other person on a full-time or consulting basis or relative to severance pay or change-in-control benefits for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $25,000 or to mortgaging, pledging or otherwise placing a lien on any assets of Tamarack which has a fair market value in excess of $25,000 in the aggregate; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal; (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $25,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000; (x) other contract or group of related contracts with the same party continuing over a period of more than twelve (12) months from the date or dates thereof or involving more than $25,000; (xi) material contract relating to the distribution of Tamarack's products; (xii) franchise agreement; or (xiii) other agreement material to Tamarack's business or not entered into in the ordinary course of business.

                  (b) Tamarack has attached to the Tamarack Disclosure Schedule or otherwise furnished to SuperShuttle a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to in this Section 3.13, together with all amendments, waivers or other changes thereto.

                  (c) Except as specifically disclosed in the Tamarack Disclosure Schedule: (i) Tamarack's relations with customers and suppliers are current and good; (ii) since the date of the December 31, 1997 Tamarack Balance Sheet, no significant customer or supplier has indicated that it will stop or materially decrease the rate of business done with Tamarack, except for changes in the ordinary course of Tamarack's business; (iii) Tamarack has performed all material obligations required to be performed by it in connection with the contracts or commitments described herein and Tamarack has not been advised of or received any claim of default under any such contract or commitment; (iv) Tamarack has no present expectation or intention of not fully performing any obligation pursuant to any contract or commitment; and (v) Tamarack has no knowledge of any breach or anticipated breach by any other party to any contract or commitment.

         3.14 Restrictions on Business Activities. Except as set forth in the Tamarack Disclosure Schedule, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Tamarack is a party or otherwise binding on Tamarack which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Tamarack.

         3.15 Intellectual Property Rights.

                  (a) The Tamarack Disclosure Schedule lists all of Tamarack's federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights, and all pending applications for any such registrations, all other trademarks and other marks, trade names and other trade rights, or in which Tamarack has any interest whatsoever, and all other trade secrets and other intellectual property rights, whether or not registered, created or used by or on behalf of Tamarack, in each case relating to its business (collectively, "Intellectual Property Rights"). The Intellectual Property Rights listed in the Tamarack Disclosure Schedule are all those used by Tamarack in connection with its business.

                  (b) No person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights. Tamarack has no licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Intellectual Property Rights, except as set forth in the Tamarack Disclosure Schedule.

                  (c) Tamarack owns and has the sole right to use each of the Intellectual Property Rights. None of the Intellectual Property Rights is involved in any pending or threatened litigation. Tamarack has not received any notice of invalidity or infringement of any rights of others with respect to such Intellectual Property Rights. Tamarack has taken all reasonable and prudent steps to protect the Intellectual Property Rights from infringement by any other firm, corporation, association or person. Tamarack's use of the Intellectual Property Rights is not infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, nor has such infringement been alleged by any third party. All of the Intellectual Property Rights are valid and enforceable rights of Tamarack and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

         3.16 Litigation. Except as set forth in the Tamarack Disclosure Schedule, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of Tamarack, threatened against Tamarack, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to Tamarack for any of the foregoing. Except as set forth in the Tamarack Disclosure Schedule, Tamarack has not received any opinion or legal advice to the effect that Tamarack is exposed from a legal standpoint to any material liability. No governmental entity has at any time challenged or questioned the legal right of Tamarack to offer or provide any of its services in the present manner or style thereof.

         3.17 Brokers' Fees. Tamarack is not liable for any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

         3.18 Employment. Except as set forth in the Tamarack Disclosure
Schedule: (i) no key executive employee of Tamarack and no group of Tamarack's other employees has any plans to terminate his, her or its employment; (ii) Tamarack has no material labor relations problems pending; and (iii) its labor relations are satisfactory in all material respects. Tamarack has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and has paid all social security and other similar taxes.

         3.19 Employee Benefit Plans.

                  (a) With respect to the employees and former employees of Tamarack, except as set forth in the Tamarack Disclosure Schedule, Tamarack does not presently maintain, contribute to or have any liability (including current or potential multi-employer plan withdrawal liability under ERISA) under any (i) nonqualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA,
         (ii) defined contribution retirement plan or arrangement designed to satisfy the requirements of Section 401(a) of the Code, which is an employee pension benefit plan, (iii) defined benefit pension plan or arrangement designed to satisfy the requirements of Section 401(a) of the Code, which is an employee pension benefit plan, (iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA, (v) unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by
         Section 4980B of the Code or Section s 601 through 609 of ERISA, or
         (vi) any other employee welfare benefit plan.

                  (b) With respect to each of the employee benefit plans listed in the Tamarack Disclosure Schedule, Tamarack has furnished to SuperShuttle true and complete copies of (i) the plan documents (including any related trust agreements), (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the latest actuarial valuation, (iv) the latest financial statement,
         (v) the last Form 5500 Annual Report, and (vi) all related trust agreements, insurance contracts or other funding agreements which implement such employee benefit plan. Neither Tamarack nor any of its directors, officers, employees or any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

                  (c) With respect to each plan listed in the Tamarack Disclosure Schedule: (i) Tamarack has performed in all material respects all obligations required to be performed by it under each such plan and each such plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, rules, and regulations, including but not limited to the Code and ERISA; (ii) there are no actions, suits or claims pending or, to the knowledge of Tamarack, threatened (other than routine claims for benefits) against any such plan; (iii) each such plan can be amended or terminated after the Effective Time in accordance with its terms, without liability to Tamarack; and (iv) there are no inquiries or proceedings pending or, to the knowledge of Tamarack, threatened by the Internal Revenue Service or the Department of Labor with respect to any such plan.

                  (d) With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in the Tamarack Disclosure Schedule, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

                  (e) Each plan listed in the Tamarack Disclosure Schedule that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code and, to the knowledge of Tamarack, nothing has occurred since the date of the most recent determination that would be reasonably likely to cause any such plan or trust to fail to qualify under Section 401(a) of the Code.

         3.20 Insurance. The Tamarack Disclosure Schedule lists and briefly describes each insurance policy and fidelity bond currently maintained by Tamarack as well as each such policy and bond maintained by it for the five years prior to the date of this Agreement, with respect to its properties, assets, employees and officers and directors and sets forth the date of expiration of each insurance policy. All insurance policies listed as currently maintained are in full force and effect and Tamarack is not in default with respect to its obligations under any of such insurance policies. All premiums have been paid and there is no retroactive premium adjustment obligation of any kind or character. There is no claim of Tamarack pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Tamarack has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies. To its knowledge, the insurance coverage of Tamarack is customary for corporations of similar size engaged in similar lines of businesses.

         3.21 Insider Transactions. Except as set forth herein or in the Tamarack Disclosure Schedule, no officer, director or shareholder of Tamarack or any member of the immediate family of any such officer, director or shareholder, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any agreement with Tamarack or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Tamarack nor has had any such agreement or interest for the five years prior to the date of this Agreement. For purposes of the preceding sentence, the members of the immediate family of an officer, director or shareholder shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or shareholder. A list of all payments made to or for the benefit of any Insiders during the prior five years is included within Section 3.21 of the Tamarack Disclosure Schedule.

         3.22 Compliance With Laws; Permits; Certain Operations. Tamarack and its officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of Tamarack and to which Tamarack may be subject, and no claims have been filed against Tamarack alleging a violation of any such law or regulation, except as set forth in the Tamarack Disclosure Schedule. Without limiting the generality of the foregoing, Tamarack has not violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. Tamarack has not given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Tamarack in connection with any actual or proposed transaction. Tamarack holds all permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business, including specifically the permits, licenses, certificates and other authorizations described in Section 3.22 of the Tamarack Disclosure Schedule.

         3.23 Disclosure. Neither this Agreement nor any of the schedules or exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to SuperShuttle that materially affects adversely or could reasonably be anticipated to materially affect adversely the assets, financial condition or operating results, customer, employee or supplier relations, business condition or prospects, or financing arrangements of Tamarack.

         3.24 Minute Books. The minute books of Tamarack shall be made available to counsel for SuperShuttle and those delivered shall be the only minute books of Tamarack and shall contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of Tamarack.

                                    ARTICLE 4

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each of the Shareholders hereby represents and warrants to SuperShuttle and Merger Sub as of the date hereof, and again at the Effective Time, with respect to itself each of the following:

         4.1 Organization, Standing and Authority of Shareholders. The Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         4.2 Execution and Delivery; No Conflicts.

                  (a) This Agreement has been duly executed and delivered by Shareholder and the agreements of Shareholder contained herein constitute the valid and binding obligations of the Shareholder, enforceable against Shareholder in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, other laws affecting generally the enforcement of creditors' rights, or by public policy related to the availability of equitable remedies.

                  (b) The execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby (i) have been duly and validly authorized by all necessary action on the part of the Shareholder; and (ii) are not prohibited by, do not violate any provision of, and will not result in the breach of, or accelerate or permit the acceleration of the performance required by the terms of any applicable law, rule, regulation, judgment, decree, order or other requirement of the United States or any state of the United States, or any court, authority, department, commission, board, bureau, agency or instrumentality of either thereof, in a manner which would have a material adverse affect on the ability of the Shareholder to enter into and consummate this Agreement, or any material contract, indenture, agreement or commitment to which Shareholder is a party or is bound in a manner which would have a material adverse affect on Shareholder.

         4.3 Consents and Approvals. The execution, delivery and performance by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated hereby do not require Shareholder to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except: (a) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof; and (b) those which the failure to obtain would have no material adverse affect on the transactions contemplated hereby.

         4.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Shareholder directly with the other parties hereto, without the intervention of any person on behalf of Shareholder in such manner as to give rise to any claim by any person against the Company, Tamarack or Shareholders for a finder's fee, brokerage commission or similar payment.

         4.5 Securities Laws Compliance. The securities to be acquired by Shareholders under the terms of this Agreement will be acquired for Shareholder's own account for the purpose of investment and not with the present intention of public resale or public distribution of all or any part of the securities. Each Shareholder agrees that he/she will refrain from transferring or otherwise disposing of any of the securities, or any interest therein, in such manner as to violate the Securities Act of 1933 (the "Securities Act"), as amended, or of any applicable state securities law regulating the disposition thereof. Shareholder agrees that the certificates representing the securities shall bear legends to the effect that such securities have not been registered under the Securities Act or any applicable state securities laws and that no interest therein may be transferred or otherwise disposed of in violation of the provisions thereof or of the rules and regulations issued thereunder.

         4.6      Shareholder Experience and Investment Representations.

                  (a) The Shareholder is able to bear the economic risk of an investment in the securities acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

                  (b) The Shareholder is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the SuperShuttle securities. The Shareholder has not been formed or organized for the specific purpose of acquiring the securities. The Shareholder has had, during the course of this transaction and prior to its acquisition of the SuperShuttle securities, the opportunity to ask questions of, and receive answers from, SuperShuttle and its management concerning SuperShuttle and the terms and conditions of this Agreement. The Shareholder hereby acknowledges that it or its representatives has received all such information as it considers necessary for evaluating the risks and merits of acquiring the securities and for verifying the accuracy of any information furnished to it or to which it had access. The Shareholder represents and warrants that the nature and amount of the securities it is purchasing is consistent with its investment objectives, abilities and resources.

                  (c) The Shareholder, by reason of its business or financial experience and the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect its own interest in connection with the purchase of the securities. The Shareholder has consulted with counsel of its own choosing in making an informed decision with respect to the Merger consideration and the terms of this Agreement.

                  (d) The Shareholder is an "accredited investor" as defined in and for purposes of Rule 501 and Regulation D promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act.

                                    ARTICLE 5

                  CONDUCT PENDING AND SUBSEQUENT TO THE MERGER

         5.1 Conduct of Business Pending the Merger. Tamarack covenants and agrees that, prior to the Effective Time, unless SuperShuttle shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this
Agreement:

                  (a) Tamarack (i) shall conduct its business only in the ordinary course, on an arm's length basis and in accordance with all applicable laws, rules and regulations and past custom and practice;
         (ii) shall maintain its facilities in good operating condition, ordinary wear and tear excepted; and (iii) shall use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it;

                  (b) Tamarack (i) shall confer on a regular basis and upon demand with representatives of SuperShuttle and report operational matters and the general status of ongoing operations; (ii) shall notify SuperShuttle of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated); and (iii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Effective Time;

                  (c) Tamarack shall not, directly or indirectly, do or permit to occur any of the following: (i) amend or propose to amend its Articles of Incorporation or Bylaws; (ii) issue, sell, pledge, dispose of or encumber (A) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock (other than pursuant to the exercise of previously granted options) or (B) any of its assets, except in the ordinary course of business consistent with past practices; (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any shares of its capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or any interest therein; (vi) incur any indebtedness for borrowed money or issue any debt securities (other than in the ordinary course of business and in amounts consistent with past practices); (vii) make any loans (except for advances to sales personnel in the ordinary course of business and consistent with past practice); (viii) enter into any Insider transactions; or (ix) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.1(c);

                  (d) Tamarack shall not, directly or indirectly, enter into or modify any contract, agreement or understanding, written or oral, that involves consideration or performance of Tamarack, as the case may be, of a value exceeding $25,000 or a term exceeding twelve months, except in the ordinary course of business and consistent with past practice;

                  (e) Tamarack shall not enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees or consultants other than in the ordinary course of business and consistent with past practice;

                  (f) Tamarack shall not adopt or amend in any material respect any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other benefit plan, trust, fund or group arrangement for the benefit or welfare of any officers, directors or employees; and

                  (g) Tamarack shall not allow its current insurance policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

         5.2 Conduct Subsequent to the Merger.

                  (a) SuperShuttle agrees and covenants to use its best efforts to consummate an initial public offering of SuperShuttle Common Stock within a reasonable period of time, which shall not exceed 130 days from the date of this Agreement. If SuperShuttle does not consummate an initial public offering of SuperShuttle Common Stock within such period, the Shareholders shall have the right to repurchase, at fair market value, all of the shares of Tamarack Common Stock transferred to SuperShuttle. Tamarack will be responsible for payment of its own and its Shareholders' fees and expenses in connection with the exercise of such repurchase right. Each of SuperShuttle and Tamarack agree that if the Shareholders exercise the repurchase right referenced above, the exchange of Tamarack's SuperShuttle Common Stock for Tamarack Common Stock will occur with no liability on the part of SuperShuttle as to the condition of Tamarack during the time SuperShuttle was in possession of the Tamarack Common Stock.

                  (b) Until the earlier of (a) an underwritten public offering by SuperShuttle of its common stock pursuant to an effective registration statement under the Securities Act, or (b) 60 days after July 31, 1998, SuperShuttle shall (i) not cause the Surviving Corporation to make any material changes in its business, operations, facilities or personnel unless such change is approved by the holders of a majority of the stock issued pursuant to Section 1.5(a), (ii) shall use its best efforts to preserve intact the business organization and goodwill of the Surviving Corporation, (iii) will not cause the Surviving Corporation to take any of the actions described in Section 5.1(c) and (iv) shall devote reasonable financial and personnel resources to the Surviving Corporation.

                  (c) Each of SuperShuttle and Tamarack covenant and agree that SuperShuttle shall have the right (for thirty (30) days following the applicable target date) to repurchase, at fair market value, all of the SuperShuttle Common Stock to be transferred to Tamarack in connection with the Merger, if either of the conditions in Section 7.4 are not satisfied. SuperShuttle will be responsible for payment of its own fees and expenses in connection with the exercise of such repurchase right.

                  (d) The parties intend to effect the Merger as a tax-free reorganization. SuperShuttle undertakes to do all things reasonably necessary to effect the transaction in a tax-free manner as requested by Tamarack, provided such actions do not affect the underlying economics of the transaction for SuperShuttle. However, SuperShuttle shall not be responsible for any set of circumstances that affects the tax-free nature of the transaction.

                  (e) SuperShuttle agrees to undertake to remove the Shareholders as personal guarantors of any and all loans and leases of the Surviving Corporation and to replace the Shareholders as the guarantors of such obligations, provided that there has been no personal wrongdoing or misrepresentation on the part of the Shareholders in connection with such obligations. This assumption of personal guarantees will take effect upon the later of (a) an underwritten public offering by SuperShuttle of its common stock pursuant to an effective registration statement under the Securities Act or (b) 60 days after July 31, 1998. Unless and until such personal guarantees of Shareholders have been removed, SuperShuttle agrees to indemnify, defend and hold harmless the Shareholders from and against any and all claims, damages and expenses arising from or related to such personal guarantees.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

         6.1 Shareholders' Meeting. Tamarack shall promptly after the date hereof, take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene a meeting of the Shareholders to consider the Merger (the "Tamarack Shareholders Meeting") (or solicit the written consent of the Shareholders to the Merger). Tamarack shall consult SuperShuttle as to the date of the Tamarack Shareholders Meeting (or the date written consents are expected to be requested) and shall not postpone or adjourn (other than for the absence of a quorum) the Tamarack Shareholders Meeting without the consent of SuperShuttle. Tamarack shall use its reasonable best efforts to secure the vote (or consent) of the Shareholders required by California Law to effect the Merger. Tamarack has received irrevocable consents from the Shareholders executing this Agreement to approve the Merger and by their signatures below the Shareholders agree to all acts and things necessary to effect the Merger on the terms hereof.

         6.2 Expenses. Each of SuperShuttle, the Shareholders and Tamarack shall bear their own legal and accounting fees and other expenses relating to this transaction. In addition, Tamarack will bear the expenses associated with the conduct of the required accounting audit of its books and records relating to this transaction.

         6.3 No Negotiations. Until March 31, 1998, or such later date as the parties may mutually agree, Tamarack and the Shareholders agree that neither they nor Tamarack's directors, officers, employees or agents (i) shall solicit, negotiate or accept any offers for the sale of Tamarack or any substantial portion thereof (whether by merger or sale of stock or assets or otherwise) or provide any non-public information with respect thereto, or (ii) shall solicit, negotiate, or accept any offers for the acquisition of any material business. Tamarack shall promptly notify SuperShuttle if it (or to its knowledge any of the other enumerated persons or any Shareholder) is approached by any person interested in acquiring the assets or capital stock of Tamarack.

         6.4 Notification of Certain Matters. SuperShuttle and Tamarack shall give prompt notice to each other of (i) the occurrence or failure to occur of any event, which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Effective Time, and (ii) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         6.5 Access to Information; Confidentiality.

                  (a) Until March 31, 1998, or the Effective Time each of SuperShuttle and Merger Sub shall have the opportunity to make a complete review of the books, records, business and affairs of Tamarack. Such review may be conducted at any and all reasonable times by such persons as SuperShuttle designates. To facilitate such review, Tamarack shall provide to SuperShuttle and its agents complete access to all of its records and documents, shall provide the other party with personal, bank and professional references, and shall use reasonable efforts to make available for consultation customers, employees, suppliers and distribution channels.

                  (b) Each of SuperShuttle, Merger Sub and Tamarack agrees that all non-public information provided to the other enumerated parties will be treated as confidential, and if this Agreement is terminated, will return to such other parties all confidential documents (and all copies thereof) in its possession, or will certify to the other parties that all such documents not returned have been destroyed. Further, regardless of whether this Agreement is terminated, each party shall continue to hold all confidential information of the other in strictest confidence in accordance with the Letter of Intent entered into by SuperShuttle and Tamarack on March 2, 1998.

         6.6 Consents; Approvals. SuperShuttle, Merger Sub and Tamarack shall each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders, and each such party shall make all filings required in connection with the authorization, execution and delivery of this Agreement by such party and the consummation by them of the transactions contemplated hereby. Each of SuperShuttle, Merger Sub and Tamarack shall furnish all information required to be included for any application or filing to be made pursuant to the rules and regulations of any applicable governmental body in connection with the transactions contemplated by this Agreement.

         6.7 Supplements to Disclosure Schedules. From time to time prior to the Effective Time, SuperShuttle and Tamarack will each promptly supplement or amend their respective Disclosure Schedules with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Disclosure Schedule or which is necessary to correct any information in any such Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to any such Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2 or 7.3 of this Agreement, as the case may be, except as otherwise provided in Sections 7.2(a) and 7.3(a).

         6.8 Non-Solicitation of Employees. For a period of one year from the date hereof, no party shall solicit, negotiate with or hire any employee of the other party.

         6.9 Election of Directors. SuperShuttle shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to (i) increase, effective as of the Effective Time, the number of directors serving on the SuperShuttle Board of Directors to accommodate the election of one (1) designee of Tamarack and (ii) elect, effective as of the Effective Time, the one designee of Tamarack to SuperShuttle's Board of Directors.

         6.10 Confidential Information and Covenant Not To Compete. Each of the Shareholders hereby covenants and agrees as follows:

                  (a) that until the later of a period of three years following the consummation of the Merger transactions or following the termination of the employment agreement referenced in Section 7.1(d), the Shareholder shall not use or disclose, directly or indirectly, for any reason whatsoever or in any way any confidential information or trade secrets of Tamarack, SuperShuttle or Merger Sub, including by way of example, names or descriptions of customers, financial statements, product or service pricing or other information, contract proposals and bidding information, and any other information of a proprietary or confidential character;

                  (b) that until the later of a period of three years following the consummation of the Merger transactions or following the termination of the employment agreement referenced in Section 7.1(d), the Shareholder shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other capacity whatsoever, engage or participate in any businesses in competition in any manner whatsoever with the business of Tamarack, SuperShuttle or any affiliate of either of them as such business is presently conducted in either Orange, Los Angeles, Riverside or San Diego counties or any county contiguous thereto (the "Applicable Counties"). Not limiting the generality of the foregoing, the business of Tamarack and SuperShuttle shall be deemed to consist of the transportation, over land, of passengers for hire, including, by way of example, transportation to and from airports, ports or stations of embarkation for travel, but excluding the operation of taxis;

                  (c) that until the later of a period of three years following the consummation of the Merger transactions or following the termination of the employment agreement referenced in Section 7.1(d), the Shareholder shall not solicit or negotiate any contract or agreement that constitutes or would constitute engaging in competition with the business of Tamarack or SuperShuttle in the Applicable Counties; and

                  (d) each of the Shareholders by execution of this Agreement grants to Tamarack a fully paid irrevocable license to use any and all rights and interests in the business concept employed by Tamarack to the extent that they have any interest therein, and in any name under which such businesses may have been conducted, and agree not to undertake to conduct business employing any such name at any place at which SuperShuttle or any of its affiliates conduct business. To the extent that any business concept employed by a Shareholder would involve the conduct of any form of shared ride transportation business, the license granted to SuperShuttle shall be deemed exclusive to SuperShuttle.

         In connection with the limitation protections afforded to SuperShuttle by the covenants set forth above in this Section 6.10, the Shareholders recognize that SuperShuttle has a need for the covenants and that need is based upon the following:

                  (i) SuperShuttle's expenditure of substantial time, money and effort in developing its business and the valuable list of customers and information about the requirements and needs associated with the business, including the business of Tamarack being acquired through the Merger;

                  (ii) Shareholder through the course of his or her relationship with Tamarack has been or may have been entrusted with or exposed to certain trade secrets and other confidential information, the confidentiality of which is critical to the ongoing business of SuperShuttle, including the business to be acquired through the Merger of Tamarack into Merger Sub;

                  (iii) SuperShuttle provides and will provide services throughout the Applicable Counties; and

                  (iv) SuperShuttle would suffer great loss and irreparable harm if the Shareholders were to violate the foregoing covenants.

         The Shareholders hereby specifically acknowledge and agree that the temporal, geographical and other restrictions contained in this Section 6.10 are reasonable and necessary to protect the business and prospects of Tamarack and SuperShuttle and that the enforcement of the provisions of this Section 6.10 will not work an undue hardship on the Shareholders. Shareholders further agree that in the event that either the temporal, geographical or any other restrictions, or a portion thereof, set forth in this Section 6.10 is determined to be overly restrictive and nonenforceable, the covenants set forth shall be reduced and modified to those which are reasonable and enforceable under the circumstances to the fullest extent permitted under applicable law in the judgment of the applicable court. The Shareholders acknowledge and agree that SuperShuttle does not have an adequate remedy at law for the breach or threatened breach of the covenants contained in this Section 6.10 and the Shareholders therefore specifically agree that SuperShuttle may, in addition to any other remedies which may be available hereunder or as a matter of law or in equity, file a suit in equity to enjoin the Shareholder from the breach or threatened breach.

         If the provisions of this Section 6.10 are held to be invalid or unenforceable as against public policy, the remaining provisions of this Agreement shall not be affected thereby.

                                    ARTICLE 7

                                   CONDITIONS

         7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement and the Merger with respect to Tamarack, and the issuance of the SuperShuttle Common Stock, shall have been approved and/or adopted, as required by applicable law and the parties' Certificate/Articles of Incorporation and Bylaws, by the requisite vote of the Shareholders and/or the boards of directors of SuperShuttle and Tamarack;

                  (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

                  (c) no party hereto shall have terminated this Agreement as permitted herein;

                  (d) SuperShuttle and Gene Hauck shall have entered into an Employment Agreement substantially in the form attached hereto as Exhibit "D";

                  (e) SuperShuttle agrees to grant the Shareholders piggyback and demand registration rights pursuant to the terms of the registration rights agreement, a form of which is attached hereto as Exhibit "E";

                  (f) the Registration Rights Agreement and the Escrow Agreement shall be executed and delivered by the parties on or before April 22, 1998; and

                  (g) all associated documents that are referenced in this Agreement, including, but not limited to, the Employment Agreement, the Disclosure Schedules referenced in Article 2 and Article 3, Schedule
         1.1 and the Opinion Letter referenced in Section 7.2 (k) that are not in final form when this Agreement is signed, shall be completed in form and substance satisfactory to the parties as soon as possible thereafter but no later than April 22, 1998.

         7.2 Additional Conditions to Obligations of SuperShuttle and Merger Sub. The obligations of SuperShuttle and Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of Tamarack and the Shareholders in this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time (subject to any changes permitted or contemplated hereby and except for the updating or correction of the disclosures in the Tamarack Disclosure Schedule which do not reflect any change that is reasonably likely to have a material adverse effect on the assets, liabilities, business, results of operations, financial condition or prospects of Tamarack); and Tamarack shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) Tamarack and the Shareholders shall have furnished to SuperShuttle a certificate in which Tamarack shall certify that the conditions set forth in Section 7.2(a) have been fulfilled;

                  (c) Tamarack shall have furnished to SuperShuttle (i) a copy of the text of the resolutions by which the corporate action on the part of Tamarack necessary to approve this Agreement and the Merger were taken and (ii) certificates executed on behalf of Tamarack certifying to SuperShuttle that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

                  (d) Tamarack shall have furnished to SuperShuttle (i) a balance sheet dated a date not more than thirty days prior to the Effective Time (the "Current Balance Sheet") and (ii) an income statement for the period from January 1, 1998, to the date of the Current Balance Sheet;

                  (e) no Shareholder shall have exercised dissenter's rights;

                  (f) there shall have been no material adverse change in the business, assets, properties, financial condition or operating results of Tamarack;

                  (g) Tamarack shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of Tamarack's assets pursuant to the provisions of any material agreement, arrangement or understanding or any material license, franchise or permit;

                  (h) there shall have been no damage, destruction or loss of or to any property or properties owned or used by Tamarack, whether or not covered by insurance, which in the aggregate has had or is reasonably likely to have a material adverse effect on Tamarack;

                  (i) there shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit SuperShuttle from exercising the material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by SuperShuttle or any of its subsidiaries of all or a material portion of the business or assets of SuperShuttle or any of its subsidiaries, or seeking to compel SuperShuttle or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of SuperShuttle or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

                  (j) SuperShuttle shall have otherwise been reasonably satisfied with all of its due diligence;

                  (k) SuperShuttle shall have received an opinion of counsel of Tamarack in form and substance reasonably acceptable to SuperShuttle; and

                  (l) All of the transactions contemplated by Schedule 1.1 shall have been consummated or shall be simultaneously consummated with the Effective Time in a manner reasonably acceptable to SuperShuttle and as contemplated by Schedule 1.1.

Notwithstanding the failure of any condition in this Section 7.2, SuperShuttle may conditionally waive the failed condition and consummate the transaction, but shall be entitled to pursue adequate and appropriate reimbursement for all costs, damages and liabilities in connection with the failed condition and may withhold such of the Merger consideration as SuperShuttle deems reasonably appropriate to assure payment of the costs, damages and liabilities associated with the failed condition.

         7.3 Additional Conditions to Obligations of Tamarack. The obligation of Tamarack to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of SuperShuttle and Merger Sub set forth in Article 2 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time (subject to any changes permitted or contemplated hereby and except for the updating or correction of the disclosures in the SuperShuttle Disclosure Schedule which do not reflect any change that is reasonably likely to have a material adverse effect on the assets, liabilities, business, results of operations, financial condition or prospects of SuperShuttle and its subsidiaries, taken as a whole) and each of SuperShuttle and Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                  (b) SuperShuttle shall have furnished to Tamarack a certificate in which SuperShuttle and Merger Sub shall certify that the conditions set forth in Section 7.3(a) have been fulfilled;

                  (c) SuperShuttle shall have furnished to Tamarack (i) a copy of the text of the resolutions by which the corporate actions on the part of SuperShuttle and Merger Sub necessary to approve this Agreement and the Merger were taken and (ii) certificates executed on behalf of SuperShuttle and Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to Tamarack, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

                  (d) SuperShuttle shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of SuperShuttle's assets pursuant to the provisions of any material agreement, arrangement or understanding or any material license, franchise or permit; and

                  (e) all corporate action necessary by SuperShuttle to elect, as of the Effective Time and as contemplated by Section 6.9 hereof, the one designee of Tamarack to SuperShuttle's Board of Directors, shall have been duly and validly taken.

         7.4 Conditions Subsequent to the Merger. The following are conditions subsequent to the Merger. In the event that these conditions are not satisfied, SuperShuttle shall, at its discretion, have the right to exercise the repurchase right set forth at Section 5.2(c).

                  (a) the obtaining, by July 31, 1998, of all consents necessary by reason of any change of control provisions in any license, permit or third party contract material to the business of Tamarack; and

                  (b) the approval of the PUC of the change of control of Tamarack by July 31, 1998, in a manner reasonably acceptable to SuperShuttle.

                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of a duly authorized officer of SuperShuttle and Tamarack;

                  (b) by either party if the other party breaches any of its material representations, warranties or covenants contained herein and, if such breach is curable, such breach is not cured on or prior to 10 days after notice;

                  (c) by either SuperShuttle or Tamarack if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by either SuperShuttle or Tamarack if the Merger shall not have been consummated on or before March 31, 1998, or such later date as may be mutually agreed upon by the parties;

                  (e) by SuperShuttle, if the conditions set forth in Section
         7.2 hereof shall have not been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Tamarack on or before March 31, 1998; or

                  (f) by Tamarack, if the conditions set forth in Section 7.3 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by SuperShuttle and/or Merger Sub on or before March 31, 1998;

provided, however, that no party shall have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to such party or to any affiliated party.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of SuperShuttle, Merger Sub, Tamarack or their respective shareholders, officers or directors, except as set forth in Sections 6.2, 6.5(b), or 6.8 hereof.

         8.3 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

                                    ARTICLE 9

                               GENERAL PROVISIONS

         9.1 Survival of Representations and Warranties. All representations and warranties made by SuperShuttle, Merger Sub, Tamarack and the Shareholders in this Agreement shall terminate as of the Effective Time or upon termination of this Agreement as provided in Section 8.1, as the case may be.

         9.2 Public Announcements. SuperShuttle and Tamarack shall consult with each other upon an agreed form of press release and before issuing any such press release or otherwise making any public statements with respect to the Merger or this Agreement. Neither SuperShuttle nor Tamarack shall issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld.

         9.3 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or if such other address for a party as shall be specified by it by like notice):

                  If to SuperShuttle or     SuperShuttle International, Inc.
                     Merger Sub:            4610 South 35th Street
                                            Phoenix, Arizona 85040
                                            FAX:  (602) 243-6446
                                            Attn:  R. Brian Wier

                  With a copy to:           Squire, Sanders & Dempsey L.L.P.
                                            Two Renaissance Square
                                            40 North Central Avenue, Suite 2700
                                            Phoenix, Arizona 85004-4441
                                            FAX:  (602) 253-8129
                                            Attn:  Christopher D. Johnson, Esq.

                  If to Tamarack or         Tamarack Transportation, Inc.
                     the Shareholders:      dba SuperShuttle Los Angeles
                                            531 Van Ness Avenue
                                            Torrance, California  90501
                                            FAX:  _______________
                                            Attn:  Gene Hauck

                  With a copy to:           Petillon & Hansen
                                            1260 Union Bank Tower
                                            21515 Hawthorne Boulevard
                                            Torrance, California 90503
                                            PH:  (310) 543-0500
                                            FAX: (310) 543-0550
                                            Attn:  Raymond Seto

         All such notices and other communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) three business days after being deposited in the mail, postage prepaid, if delivered by mail; and (iii) when receipt is acknowledged, if telecopied.

         9.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires. The rule of construction that an agreement is construed in favor of the nondrafting party shall not apply to this Agreement. This Agreement shall be deemed to have been mutually drafted by the parties.

         9.5 Schedules and Exhibits. All schedules and exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as set forth in full herein. Information set forth in any section to the SuperShuttle Disclosure Schedule or the Tamarack Disclosure Schedule is deemed to be set forth in all other sections of such Disclosure Schedule. Disclosure of any fact or item in any schedule or exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or schedule whether or not a specific cross reference appears. Disclosure of any fact or item in any schedule or exhibit hereto shall not necessarily mean that such item or fact individually is material to a party.

         9.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the court shall modify the Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         9.7 Jurisdiction; Venue; Service of Process. The parties expressly agree that any controversy, dispute, litigation or claim arising out of the subject matter of this Agreement and the transactions contemplated hereby shall be brought or commenced only in a federal or state court located in Maricopa County, Arizona. The parties agree to be subject to the personal jurisdiction of the federal and/or state courts situated in Maricopa County, Arizona and agree that a claim of forum non-conveniens shall not be a defense to an action initiated in such venues. The parties agree to the service of process of any such courts in any such action or proceeding by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed in this Agreement and agree that such service shall become effective thirty (30) days after such mailing.

         9.8 Waiver of Jury Trial. EACH OF SUPERSHUTTLE, MERGER SUB AND TAMARACK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.9 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by any party, except that Merger Sub may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary of SuperShuttle, but no such assignment shall relieve SuperShuttle of its obligations hereunder; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof; provided, however, that the Merger shall be governed by the Arizona Law and California Law, as appropriate. Each certificate, agreement or other document making reference to the Agreement and Plan of Reorganization and Merger among SuperShuttle International, Inc., SuperShuttle Acquisition Co. II, Tamarack Transportation, Inc. ("Tamarack") and the shareholders of Tamarack, dated as of March 31, 1998, shall be deemed to refer to this Amended and Restated Agreement and Plan of Reorganization and Merger. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, SuperShuttle, Merger Sub, Tamarack and the Shareholders have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                  SUPERSHUTTLE INTERNATIONAL
                                  INC., a Delaware corporation

                                  By /s/ Thomas C. LaVoy
                                     --------------------------------
                                      Thomas LaVoy, Secretary and CFO

                                  SUPERSHUTTLE ACQUISITION CO. II,
                                  an Arizona corporation

                                  By /s/ Thomas C. LaVoy
                                     --------------------------------
                                      Secretary


                                  TAMARACK TRANSPORTATION, INC.,
                                  a California corporation

                                  By /s/ Gene Hauck
                                     ---------------------------------
                                      Gene Hauck, President

                                  SHAREHOLDERS OF TAMARACK


                                   /s/ Gene Hauck
                                   ------------------------------------